EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in Registration Statement Nos. 333-67655 and 333- 84347 of Thistle Group Holdings, Co. on Form S-8 of our report dated January 24, 2001, incorporated by reference in this Annual Report on Form 10-K of Thistle Group Holdings, Co. for the year ended December 31, 2000.



/s/ Deloitte and Touche LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 16, 2001